Exhibit 5.1

2001 Ross Avenue Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN Brussels DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

August 6, 2026

Clearway Energy, Inc.

300 Carnegie Center, Suite 300

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Clearway Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the proposed issuance and sale, from time to time, by the Company through the Managers (the “Managers”) listed in the Equity Distribution Agreement, dated August 6, 2026 (the “Distribution Agreement”), by and among the Company, Clearway Energy LLC and the Managers, of shares (the “Shares”) of the Company’s Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), having an aggregate gross sales price of up to $100,000,000.

A registration statement on Form S-3 (Registration No. 333-298054), including a form of prospectus relating to the Shares, has been filed with the Securities and Exchange Commission (the “SEC”) for the offer and sale of Class C Common Stock, including the Shares, and certain other securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act. Such registration statement, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, the amendments thereto, the documents incorporated by reference therein and the exhibits and schedules thereto, is referred to herein as the “Registration Statement.”

The prospectus supplement dated August 6, 2026 relating to the Shares and filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the base prospectus dated August 6, 2026 included in the Registration Statement and the documents incorporated therein by reference, is referred to herein as the “Prospectus”.

At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on the date hereof.

In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Fourth Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws” and together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Registration Statement and the Prospectus, (iv) corporate records of the Company, including certain resolutions of the Board of Directors of the Company, as furnished to us by the Company, (v) certificates of governmental and public officials and of officers and other representatives of the Company and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

Clearway Energy, Inc.	- 2-	August 6, 2026

In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the Distribution Agreement and other documents reviewed by us and the certificates, statements or other representations of officers or other representatives of the Company and of government and public officials.

In connection with the opinions set forth herein, we have assumed that (i) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Distribution Agreement, (ii) the certificates, if any, representing the Shares will conform to the specimens thereof examined by us and will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class C Common Stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents and (iii) the consideration payable to the Company in connection with the issuance and sale of the Shares will be in accordance with the Distribution Agreement and will not be less than the par value of the Class C Common Stock.

On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by all requisite corporate action on the part of the Company and, following the issuance or sale of the Shares from time to time in accordance with the terms and conditions of the Distribution Agreement, including the receipt of any consideration provided for therein, assuming such consideration is not less than the par value of the Class C Common Stock, such Shares will have been validly issued, fully paid and nonassessable.

The opinions set forth above in this opinion letter are limited in all respects to matters of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on the date hereof.  We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.